UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 16, 2007

Date of Report (Date of earliest event reported)

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

701 First Ave.

Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Amendment to Bylaws.

On January 16, 2007, the Board of Directors of Yahoo! Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Bylaws” and as amended and restated, the “Amended Bylaws”), effective immediately.

The Amended Bylaws modified Section 3.3 (Election, Qualification and Term of Office of Directors) of the prior Bylaws to change the vote standard for the election of directors from a plurality to a majority of votes cast unless the election is contested.  The Amended Bylaws define “majority of votes cast” to mean that the number of shares voted “for” a director exceeds the number of votes cast “against” that director.  In contested elections, defined in the Amended Bylaws as elections in which the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

As discussed below under Item 8.01 of this Form 8-K, the Company’s Board of Directors also approved an amendment to the Company’s Corporate Governance Guidelines that would provide for the resignation of any director nominee who does not receive a majority of votes cast (as defined in the Amended Bylaws).

The descriptions of the changes of the Amended Bylaws contained in this report are qualified in their entirety by reference to the full text of the prior Bylaws, a copy of which was filed with the Securities and Exchange Commission on March 22, 2006 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and is incorporated herein by reference, and the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01                                             Other Events.

On January 16, 2007, the Board approved an amendment to the Company’s Corporate Governance Guidelines (the “Guidelines”) to include a director resignation provision to address the situation in which an individual director nominee fails to win the requisite majority of the votes cast in favor of his or her candidacy as required by Section 3.3 of the Amended Bylaws (as explained above under Item 5.03(a) of this Form 8-K).  The amended Guidelines, which are available in full on the Company’s website at http://www.yahoo.com, provide the following:

•                  Prior to each election of directors at an annual meeting, each director nominee is required to submit to the Board an irrevocable letter of resignation from the Board and all committees thereof, which will become effective if that director does not receive a majority of votes cast (as defined in the Amended Bylaws) and upon acceptance of the letter by the Board.

•                  The Nominating and Corporate Governance Committee of the Board will recommend to the Board the action to be taken with respect to any resignation, the Board will determine whether to accept the resignation within 90 days from certification of the election results, and the Board’s explanation of its decision will be promptly disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

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•                  A nominee may not participate in the decision-making process of the Nominating and Corporate Governance Committee or of the Board with respect to his or her own resignation.  If a majority of the members of the Nominating and Corporate Governance Committee does not receive a majority of votes cast, then the independent directors who did receive a majority of votes cast will consider the tendered resignations.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Yahoo! Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

	/s/	Michael J. Callahan
	By:	Michael J. Callahan
Senior Vice President, General
Counsel and Secretary
Date: January 19, 2007

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Yahoo! Inc.